Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (“Agreement”) is made and entered into as of 5:00 p.m. Pacific Daylight Time on June 7, 2005, by and between Cimarex Energy Co., a Delaware corporation (“Surviving Corporation”) and Magnum Hunter Resources, Inc., a Nevada corporation (“Merged Corporation”).

Recitals

Subsequent to the effective time of the merger of Cimarex Nevada Acquisition Co. with and into the Merged Corporation (the “First Merger”), the Board of Directors of each of the Surviving Corporation and the Merged Corporation (subject to the provisions of paragraph 6 below) has determined to approve the merger of the Merged Corporation with and into the Surviving Corporation upon the terms and subject to the conditions set forth in this Agreement (the “Second Merger”).

For U.S. federal income tax purposes, the Surviving Corporation and the Merged Corporation intend for the First Merger and the Second Merger to be treated as a single, integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Agreement

NOW, THEREFORE, for and in consideration of the recitals and the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

1.                                       The Merged Corporation shall be merged with and into the Surviving Corporation in accordance with the provisions of this Agreement.  This merger is referred to herein as the “Second Merger.”

2.                                       Upon the effectiveness of the Second Merger, the separate existence of Merged Corporation shall cease and the Surviving Corporation shall continue its corporate existence under the laws of the State of Delaware.

3.                                       a.                                       The certificate of incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time (as defined in Paragraph 5 below), shall continue to be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with its terms and applicable law.

b.                                      The bylaws of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall continue to be the bylaws of the Surviving Corporation until duly amended in accordance with their terms and applicable law.

c.                                       The directors and officers of the Surviving Corporation at the Effective Time shall continue to be the directors and officers, respectively, of the Surviving Corporation from the Effective Time until their respective successors have been duly elected or appointed in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable law.

4.                                       a.                                       At the Effective Time, without any action on the part of any holder thereof, each share of the Surviving Corporation’s common stock then issued and outstanding shall remain issued, outstanding and unchanged.

b.                                      At the Effective Time, each share of common stock of the Merged Corporation then issued and outstanding shall be cancelled and, since the Surviving Corporation already owns each of such shares, no consideration therefor shall be paid.

5.                                       The Second Merger shall become effective on June 13, 2005 (the “Effective Time”).  A Certificate of Merger shall be filed with the Secretary of State of the State of Delaware, and Articles of Merger shall be filed with the Secretary of State of the State of Nevada (“Merger Documents”).  Merger Documents may be filed prior to the Effective Time, so long as they provide for the Effective Time provided in this paragraph.

6.                                       Notwithstanding anything contained herein to the contrary, this Agreement shall automatically terminate and shall be null and void without any further action of the parties immediately prior to the Effective Time if Merged Corporation shall not have delivered to Surviving Corporation prior to such time resolutions of the Board of Merged Corporation stating that (a) the Board of Merged Corporation has received a favorable opinion as to the fairness of the transaction to Merged Corporation from a financial point of view from Lehman Brothers Inc. or from another accounting, appraisal or investment banking, engineering or consulting firm selected by the Board of Merged Corporation, and (b) the Board of Merged Corporation has determined that the Merger is fair and reasonable to Merged Corporation and is no less favorable to Merged Corporation than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a person or entity that is not affiliate of Merged Corporation.

7.                                       This Agreement may not be amended except in accordance with applicable law and by a written instrument signed by an authorized representative of each of the Merged Corporation and the Surviving Corporation.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representative on the date first written above.

CIMAREX ENERGY CO.
a Delaware corporation

By:	/s/ Paul Korus
Paul Korus
Vice President, Chief Financial Officer and Treasurer

MAGNUM HUNTER RESOURCES, INC.
a Nevada corporation

By:	/s/ Paul Korus
Paul Korus
Vice President, Chief Financial Officer and Treasurer